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                                                                         EXH. 11



                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
 G.T. Global Growth Series:

   G.T. Global:  America Small Cap Growth Fund
   G.T. Global:  America Value Fund

We consent to the inclusion in the Registration Statement on Form N-1A (File No. 2-57526) of our reports dated October 17, 1995 on our audits of the statements of assets and liabilities of G.T. Global Growth Series (G.T. Global: America Small Cap Growth Fund and G.T. Global: America Value Fund). We also consent to the references to our firm under the captions "Financial Highlights" and "Independent Accountants."



                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
October 17, 1995